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                                                                    EXHIBIT 10.6

                            SUBORDINATION AGREEMENT
                            -----------------------


     FOR VALUE RECEIVED, the undersigned (the "Subordinated Holder") agrees with SmarTalk Teleservices, Inc. (the "Maker") for the express, intended benefit of SmarTalk Partners, LLC (the "Investor") that the indebtedness represented by the Subordinated Promissory Note, dated January 1, 1996 in the principal amount of $2,000,000 (the "Note") is subordinated in right of payment to the prior payment in full of all indebtedness outstanding pursuant to the Promissory Note Secured by Personal Property, dated December 28, 1995, in the principal amount of $1,200,000 (the "Term Note") and the Revolving Line of Credit Note, dated December 28, 1995, in the principal amount of $500,000 (the "Line of Credit Note") (collectively the "Investor Debt") owed by the Maker of the Note to the Investor, all on the following terms and conditions:

     1. Until the date on which all Investor Debt shall be paid in full, without the written consent of the Investor, no payment on account of all or any portion of the principal represented by the Note (the "Subordinated Debt") other than those provided for in the Note shall be made either directly or indirectly by the Maker or any subsidiary or affiliate of the Maker, and the Maker shall not cancel, forgive or offset Subordinated Debt against any indebtedness owed by the Subordinated Holder to the Maker.

     2. If any Subordinated Debt becomes due and payable before its stated maturity date or upon any payment or distribution of assets of the Maker of any kind or character, whether in cash, properties or securities or by way of cancellation, forgiveness or offset of Subordinated Debt against any indebtedness owed by the Subordinated Debt to the Maker, whether upon any dissolution, winding up, liquidation or reorganization of the Maker, either voluntary or involuntary, or in bankruptcy, insolvency, receivership, reorganization, arrangement or other proceedings, or otherwise, then, in such event, all Investor Debt shall be paid in full before the holders of the Subordinated Debt shall be entitled to retain any assets so paid or distributed in respect of the Subordinated Debt.

     Any payment or distribution of assets of the Maker of any kind or character, whether in cash, property or securities or by way of cancellation, forgiveness or offset of Subordinated Debt against
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any indebtedness owed by the Subordination Holder or any subsequent holder of the Subordinated Debt to the Maker (other than Permitted Securities) which would be payable on account of the Subordinated Debt, except for these provisions, shall be paid by the Maker or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holder of the Subordinated Debt directly to the Investor to the extent necessary to pay all Investor Debt in full before any payment or distribution is made on account of the Subordinated Debt.

     3. Anything herein to the contrary notwithstanding, the provisions of this Subordination Agreement shall not be construed to preclude or in any way limit the payment to the Subordinated Holder, or to its successors or assigns, of the full amount of interest of the Note so long as at the time of payment no Event of Default on the Investor Debt has been declared and has not been cured, remedied or waived in accordance with the Term Note and Line of Credit Note.

     4. Subject to the payment in full of all Investor Debt, the holders of the Subordinated Debt shall be subrogated to the rights of the holders of Investor Debt to receive payments or distributions of cash, property or securities of the Maker applicable to the Investor Debt until all amounts owing on the Subordinated Debt shall be paid in full, and, as between the Maker, its creditors other than holders of Investor Debt, and the holders of the Subordinated Debt, no such payment or distribution made to the holders of Investor Debt by virtue of this Subordination Agreement which otherwise would have been made to the holders of the Subordinated Debt shall be deemed to be a payment by the Maker on account of the Subordinated Debt, it being understood that the provisions of this Subordination Agreement are intended solely for the purpose of defining the relative rights of the holder of the Subordinated Debt, on the one hand, and the holder of the Investor Debt, on the other hand.

     5. Nothing contained in this Subordination Agreement is intended to or shall impair, as between the Maker, its creditors other than the holders of Investor Debt, and the holders of the Subordinated Debt, the obligation of the Maker, which is absolute and unconditional, to pay to the holders of the Subordinated Debt the Subordinated Debt as and when the same shall become due and payable in accordance with its terms, or affect the relative rights

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of the holders of the Subordinated Debt and creditors of the Maker other than the holders of Investor Debt, nor shall anything herein prevent the holder of any Subordinated Debt from exercising all remedies otherwise permitted by applicable law upon default under any instrument defining the rights of holders of Subordinated Debt, subject to the rights, if any, under this Subordination Agreement of the holders of Investor Debt in respect of cash, property or securities of the Maker received upon the exercise of any such remedy.

     6. Nothing contained herein, express or implied, shall give to any person, other than the holders of Investor Debt and the holders of Subordinated Debt, any benefit or any legal or equitable right, remedy or claim hereunder.

     7. The term "indebtedness" as used herein is used in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Maker heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether the Maker may be liable individually or jointly with others, as principal or as surety or guarantor.

     IN WITNESS WHEREOF, the undersigned has executed this Subordination Agreement on January 1, 1996.


                                 LORSCH CREATIVE NETWORK, INC.


                                 By: /s/ Robert Lorsch
                                     -------------------------
                                     Robert Lorsch, President


                                 SMARTALK TELESERVICES, INC.


                                 By: /s/ Robert Lorsch
                                     -------------------------
                                     Robert Lorsch, President

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